    As Filed With The Securities And Exchange Commission On April 12, 2000

                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement    [_]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              IVI CHECKMATE CORP.
                              -------------------
               (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [x]  No fee required.
     [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
11.

(1)  Title of each class of securities to which transaction applies:____________
(2)  Aggregate number of securities to which transaction applies:_______________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________
(4)  Proposed maximum aggregate value of transaction:___________________________
(5)  Total fee paid:____________________________________________________________
     [_]  Fee paid previously with preliminary materials.
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
          _________________
________________________________________________________________________________
(1)  Amount previously paid:____________________________________________________
(2)  Form, Schedule or Registration Statement No.:______________________________
(3)  Filing Party:______________________________________________________________
(4)  Date Filed:________________________________________________________________

               [LETTERHEAD OF IVI CHECKMATE CORP. APPEARS HERE]

                                                                  April 12, 2000



Dear Stockholder:

     You are cordially invited to attend the 2000 annual meeting of stockholders of IVI Checkmate Corp., which will take place on Thursday, May 18, 2000, at 9:30 a.m., local time. We will hold the meeting at the Holiday Inn in Roswell, Georgia, in the Great Oaks Ballroom. We have provided a map to the hotel at the end of the accompanying proxy statement.

     The only matter to be presented to a vote of the stockholders at the meeting is the election of directors. Additional information regarding the election of directors is in the accompanying proxy statement.

     It is important that your stock be represented at the meeting regardless of the number of shares you hold and whether or not you plan to attend the meeting. Please mark, date, sign and return your proxy card in the enclosed envelope at your earliest convenience. If you do attend and wish to vote in person, you may simply revoke your proxy at the meeting.

                                    Sincerely,



                                    /s/ L. Barry Thomson
                                        L. Barry Thomson
                                        President and Chief Executive Officer

                                    [Logo]

                              IVI CHECKMATE CORP.
                               1003 Mansell Road
                            Roswell, Georgia 30076

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                                 TO BE HELD ON
                                 MAY 18, 2000
                            9:30 A.M., EASTERN TIME

     NOTICE HEREBY IS GIVEN that the 2000 annual meeting of stockholders of IVI Checkmate Corp. will be held on Thursday, May 18, 2000, at 9:30 a.m., local time. The meeting will be held in the Great Oaks Ballroom at the Holiday Inn located at 1075 Holcomb Bridge Road, Roswell, Georgia. The purpose of the meeting is for the stockholders to consider and vote upon:

1.   A proposal to elect directors; and

2.   Any other business that is properly brought before the meeting.

     Only stockholders of record at the close of business on March 31, 2000, will be entitled to vote. A list of those stockholders will be available for inspection during normal business hours from May 8, 2000 through May 17, 2000, at our principal offices at 1003 Mansell Road, Roswell, Georgia, during ordinary business hours for any purposes germane to the meeting. The list of stockholders will also be available at the meeting.

     Your vote is important. Please sign, date and return the enclosed proxy card in the envelope provided in order that as many shares as possible will be represented.

                                             By order of the Board of Directors,


                                             /s/ John J. Neubert
                                             John J. Neubert
                                             Corporate Secretary

Roswell, Georgia
April 12, 2000


  Please read the attached proxy statement and then promptly complete, execute and return the enclosed proxy card in the accompanying postage paid envelope. If you attend the meeting, you may revoke the proxy card and vote in person if you so desire.

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                    PAGE
Voting.............................................................   1
     Voting Rights Resulting from the Combination..................   1
     Record Date, Quorum and Vote Required.........................   2
     Proxy and Voting Procedures...................................   3
     Cost of Proxy Solicitation....................................   4
Stock Ownership....................................................   4
*Election of Directors.............................................   5
     Nominees......................................................   5
     Information Regarding Nominees................................   6
     Board Committees..............................................   8
     Director Compensation.........................................   9
Executive Compensation.............................................   9
     Summary Compensation..........................................   9
     Option Grants.................................................  10
     Option Exercises and Fiscal Year-End Option Values............  11
     Employment Agreements.........................................  12
Report of the Compensation Committee of the Board of Directors.....  13
     Introduction..................................................  13
     Compensation Policy for Executive Officers....................  14
     Chief Executive Officer's Compensation........................  15
     Policy with Respect to Deductibility of Compensation Expense..  15
     Conclusion....................................................  15
Report of the Audit Committee of the Board of Directors............  15
Certain Transactions...............................................  16
     Ingenico Alliance.............................................  16
     Noblett Transactions..........................................  18
     Spence Transactions...........................................  18
Stock Performance Graph............................................  18
Section 16(a) Beneficial Ownership Reporting Compliance............  19
Stockholders' Proposals for 2001 Annual Meeting....................  19
Independent Public Accountants.....................................  20
Information About Attending the Annual Meeting.....................  20

*  Denotes item to be voted on at the meeting.

NOTE: You may receive a copy of our 1999 Form 10-K report, without charge, by:
      (1) writing to Investor Relations, IVI Checkmate Corp., 1003 Mansell Road, Roswell, Georgia 30076, Attn: Corporate Secretary; or
      (2) calling 770-594-6000.

                              IVI CHECKMATE CORP.

                               ________________

                                PROXY STATEMENT
                  FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2000

                               ________________

          The board of directors of IVI Checkmate Corp. is furnishing this proxy statement to solicit your proxy for the voting of your shares at the 2000 annual meeting of stockholders and at any adjournments. The annual meeting will take place on Thursday, May 18, 2000, at 9:30 a.m., local time. We will hold the annual meeting in the Great Oaks Ballroom at the Holiday Inn at 1075 Holcomb Bridge Road in Roswell, Georgia. We have provided a map to the hotel at the end this proxy statement.

          We are mailing this proxy statement and the accompanying proxy card to you on or about April 12, 2000.


                                    VOTING

Voting Rights Resulting from the Combination

          We were formed as a Delaware corporation in 1998 in anticipation of the combination of International Verifact Inc., which we refer to as IVI, and Checkmate Electronics, Inc., which we refer to as Checkmate. On June 25, 1998, the stockholders of IVI and Checkmate approved the combination of the two companies into what is now called IVI Checkmate Corp., and we acquired both IVI and Checkmate as our subsidiaries on that date. Upon the completion of the acquisition, IVI was renamed IVI Checkmate Ltd., and Checkmate was renamed IVI Checkmate Inc. We are sending this proxy statement to you in connection with the second annual meeting of the stockholders of the new combined company.

          As part of the combination, the outstanding shares of Checkmate common stock were converted into shares of our common stock, and, at the election of the IVI stockholders, the outstanding common shares of IVI were converted into either shares of our common stock or exchangeable shares of IVI. Holders of exchangeable shares are entitled to dividends, dissolution entitlements and other rights designed to be economically equivalent to the attributes of our common stock, as well as the right to attend the annual meeting. Holders of IVI exchangeable shares may convert each of their exchangeable shares into one share of our common stock at any time through June 25, 2008.

          Each share of our common stock is entitled to one vote per share. Because the exchangeable shares are issued by IVI rather than by us, we and IVI entered into an agreement that allows the holders of IVI exchangeable shares to vote on IVI Checkmate matters. Montreal Trust Company of

Canada, as trustee under the voting agreement, holds one share of special preferred voting stock of IVI Checkmate for the benefit of the holders (other than IVI Checkmate and its subsidiaries) of the exchangeable shares. The special preferred voting stock carries a number of votes, exercisable at any meeting at which IVI Checkmate stockholders are entitled to vote (including the annual meeting), equal to the number of outstanding exchangeable shares (other than shares held by IVI Checkmate and its subsidiaries). You are entitled to instruct the trustee to exercise one of the votes attached to the preferred voting stock for each exchangeable share you hold. Given the attributes of the exchangeable shares, holders of the exchangeable shares will not receive a notice, information circular, proxy statement or proxy for an annual meeting of shareholders of IVI, nor will a meeting of holders of exchangeable shares be held.

          IVI has been exempted by discretionary orders from certain continuous disclosure and insider reporting obligations of otherwise applicable Canadian securities laws on the condition that analogous disclosure be provided by IVI Checkmate to the holders of exchangeable shares. Since holders of exchangeable shares have an economic and voting interest that is effectively equivalent to an interest in common stock of IVI Checkmate, such holders have been provided with information respecting the consolidated financial condition and results of operations of IVI Checkmate to ensure that they receive meaningful and relevant disclosure respecting their investment. Information respecting the financial condition and results of operations of IVI would not be relevant to holders of exchangeable shares because the value of such shares is entirely dependent upon the consolidated financial condition and results of operations of IVI Checkmate.

Record Date, Quorum and Vote Required

          The record date for determining the holders of common stock and exchangeable shares who are entitled to receive notice of and to vote at the annual meeting is March 31, 2000. On the record date, 12,812,277 shares of common stock and 5,343,292 exchangeable shares were outstanding and eligible to be voted at the annual meeting.

          The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares entitled to be voted will constitute a quorum at the meeting. In determining whether a quorum is present at the meeting, we will apply the following principles:

  . Shares that you withhold from voting as to any nominee are "shares entitled to be voted," and, therefore, we will count them as present for purposes of determining the presence or absence of a quorum.

  . The trustee is not entitled to cast votes with regard to exchangeable shares as to which the registered holders do not provide voting instructions to the trustee. We will not consider exchangeable shares as to which no instructions have been given to the trustee to be "shares entitled to be voted," and, therefore, we will not consider them for purposes of determining a quorum.

          In voting for the proposal to elect directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees. The vote required to approve the proposal is a plurality of the votes cast, provided a quorum is present, and the eight nominees who receive the most votes will be elected. As a result, votes that are withheld and exchangeable shares as to which holders do not provide voting instructions will have no effect. Because the only matter to be voted upon is the election of directors, which under applicable stock exchange rules is a proposal upon which brokers may vote without direction from their customers, there can be no broker nonvotes with respect to the proposal.

Proxy and Voting Procedures

          The accompanying proxy card is for your use if you are unable to attend the annual meeting in person or are able to attend but do not wish to vote in person. You should specify your choice with regard to the proposal on the enclosed proxy card. Please then sign and date the proxy card and return it in the enclosed envelope.

          If you return a properly dated and signed proxy card that we or the trustee, as applicable, receive before the vote on the proposal is taken at the annual meeting, the shares represented by the proxy will be voted in accordance with your instructions by the persons named as proxies on the enclosed proxy card or by the trustee, as applicable. In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted "FOR" the election of all eight director nominees. If any nominee for election as a director should become unable to serve for any reason and the board of directors designates a substitute nominee, the persons named as proxies on the proxy card or the trustee, as applicable, will vote all valid proxy cards for the election of the substitute nominee.

          The board of directors is not aware of any other business to be presented to a vote at the annual meeting. The dates established in our bylaws by which stockholders who desire to submit nominations for director or other proposals to us for presentation to a vote of the stockholders at the annual meeting has passed, and, therefore, no director nominations or other matters may be proposed for action by stockholders at the annual meeting.

          Your submission of a proxy will not affect your right to vote in person should you attend the annual meeting. If you submit a proxy, you may still revoke it at any time before it is voted by:

  . giving written notice to John J. Neubert, our Corporate Secretary, at 1003 Mansell Road, Roswell, Georgia 30076, or, with regard to exchangeable shares, the trustee, Montreal Trust Company of Canada, Proxy Department, at 151 Front Street West, 8th Floor, Toronto, Ontario, Canada M5J 2N1,

  . by executing and delivering to Mr. Neubert or the trustee, as applicable, a proxy card bearing a later date, or

  .       by voting in person at the annual meeting.

          Holders of exchangeable shares who would like to attend the annual meeting and vote in person, as well as holders of exchangeable shares who would like to appoint a representative of IVI Checkmate's management rather than the trustee to vote as his or her proxy, should notify the trustee at the address above. The trustee will then give a proxy to the holder or the designated representative of management, as appropriate, to authorize voting in the desired manner.

Cost of Proxy Solicitation

          We are soliciting your proxy on behalf of the board of directors, and we will bear all of the related costs. The trustee, as well as brokers, banks and others holding shares in their names or in the names of their nominees, will forward copies of the proxy solicitation material to beneficial owners and will seek authority for execution of proxies. We will reimburse them for their reasonable expenses in so doing. Additionally, our employees may communicate with you to solicit your proxies, but we will not pay them any additional compensation for doing so.


                                STOCK OWNERSHIP

          The following table sets forth information as of December 31, 1999, regarding the beneficial ownership of our common stock by each person known to us to beneficially own more than 5% of the common stock, each of our directors, each executive officer named in the table under the caption "Executive Compensation - Summary Compensation" and all directors and executive officers as a group.

          The persons named in the table gave us the stock ownership information about themselves. In accordance with regulations of the Securities and Exchange Commission, beneficial ownership as reported in the table includes shares of stock as to which a person possesses sole or shared voting or investment power and shares which may be acquired on or before March 1, 2000, upon the exchange of exchangeable shares or the exercise of stock options. Except as explained in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as beneficially owned by them.

                                                                           Number                  Percent
Name and Relationship                                                  of Owned Shares              Owned
---------------------                                                  ---------------              -----
Ingenico, S.A..................................................         1,544,416(1)(2)             7.8%
        Principal Stockholder
J. Stanford Spence.............................................           911,997(3)                4.7
        Chairman of the Board
L. Barry Thomson...............................................           393,250(4)                2.0
        President, Chief Executive Officer and Director
Gregory A. Lewis...............................................           383,250(5)                1.9
        Director
John J. Neubert................................................           365,801(6)                1.9
        Executive Vice President - Finance and Administration,
        Chief Financial Officer, Secretary and Treasurer
George Whitton.................................................           257,150(7)                1.3
        Vice Chairman of the Board
Bertil D. Nordin...............................................            21,916(8)                *
        Director
Peter E. Roode.................................................            17,000(8)                *
        Director
Gerard Compain.................................................            10,000(1)(2)             *

        Director
Paul W. Noblett................................................            10,000(8)                *
        Director
Gareth Owen....................................................            10,000(8)                *
        Director
All directors and executive officers as a group
(10 persons)...................................................         3,944,780(9)                20.0

-----------------

*    Less than one percent.
(1) Under the terms of an investment agreement between Ingenico and us, if we issue additional shares of common stock in the future, Ingenico has the right to purchase additional shares of common stock from us to maintain its then-current percentage ownership of our common stock. See "Certain Transactions - Ingenico Alliance." Ingenico's address is 9 quai de Dion Bouton, Puteaux, France.
(2) Gerard Compain, who is the Managing Director of Ingenico, is considered to beneficially own the shares held by Ingenico because of his ability to vote and dispose of those shares on behalf of Ingenico. In addition, Mr. Compain individually is the beneficial owner of 10,000 shares that he may acquire upon the exercise of stock options. Mr. Compain's address is 9 quai de Dion Bouton, Puteaux, France.
(3) Includes 245,516 shares that Mr. Spence may acquire upon the exercise of stock options.
(4) Includes 383,250 shares that Mr. Thomson may acquire upon the exercise of stock options.
(5) Effective February 24, 2000, Mr. Lewis resigned as the company's President and Chief Executive Officer of U.S. Operations. Consists of shares that Mr. Lewis may acquire upon the exercise of stock options.
(6) Includes 319,373 shares that Mr. Neubert may acquire upon the exercise of stock options.
(7) Includes 178,850 shares that Mr. Whitton may acquire upon the exercise of stock options.
(8) Includes 10,000 shares that Mr. Noblett may acquire upon the exercise of stock options.
(9) Includes a total of 1,560,239 shares that the directors and executive officers may acquire upon the exercise of stock options.


                             ELECTION OF DIRECTORS

Nominees

          The board of directors, effective upon the election of directors at the annual meeting, has reduced the authorized number of directors from nine to eight. Directors are elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders or until their earlier resignation or removal.

          The terms of all of the current directors will expire at the annual meeting, and each of these directors, with the exception of Mr. Lewis, who resigned as an executive officer of the company effective February 24, 2000, is being nominated for re-election at the annual meeting. If re-elected, it is anticipated that each such director would serve a one year term expiring at the 2001 annual meeting.

          If any of the eight nominees should become unable to serve, the board of directors may:

  . designate a substitute nominee, in which case the named proxies or the trustee, as applicable, will vote the shares represented by all valid proxy cards for the election of the substitute nominee;

  . allow the vacancy to remain open until a suitable candidate is located; or

  .       adopt a resolution to decrease the authorized number of directors.

          At this time, the Board knows of no reason why any nominee might be unavailable to serve.

          The board of directors unanimously recommends that you vote for the election as directors of the eight persons named below to serve until the 2001 annual meeting and until their successors are elected and qualified.

Information Regarding Nominees

          Listed below are the names of the board's nominees for election as directors. Also listed is each nominee's business experience, his age as of December 31, 1999, and the year he first became a director. Unless indicated otherwise, the positions stated are positions which are currently held and which have been held for at least the past five years.

          Messrs. Compain and Owen were elected to the board in June 1998 as the designees of our largest stockholder, Ingenico, in accordance with an investment agreement entered into between Ingenico and IVI in 1992. See "Stock Ownership" and "Certain Transactions - Ingenico Alliance." We have assumed the rights and obligations of IVI under that agreement. Ingenico currently has the right to have only one designee on our board of directors. That designee is Mr. Compain, although Mr. Owen continues to serve as a director and is being nominated for re-election as a director.

                                      Principal Occupation or Employment                                   Director
                                                                                                           --------
    Name                               and Other Business Affiliations                          Age         Since
    ----                               -------------------------------                          ---         -----
Gerard Compain       Mr. Compain has been Managing Director of Ingenico since 1995.              47           1998
                     Ingenico is in the same business as we are, with operations throughout the world and particular strength in smart cards.  From
                     1985 to 1995, Mr. Compain served in various executive and
                     operational positions with BULL PCC, which is the Payment Systems
                     Division of Groupe Bull.  Mr. Compain joined IVI's board of directors in 1997 as a designee of Ingenico.

Paul W. Noblett      Mr. Noblett has been President of Noblett and Associates, Inc.,             52           1998
                     business development, data processing and communications consulting firm, since 1992.  Mr. Noblett is also President and a Director of
                     Diversified Merchant Resources, Inc., a computer consulting company.  Mr. Noblett has spent over 25 years in the payments industry, including executive management positions with NaBANCO,
                     MasterCard and what is today MBNA.

Bertil D. Nordin     Mr. Nordin is an investor in, and director or advisor to, several           65           1998
                     companies in computer related fields.  Mr. Nordin was Chairman of the Board of Directors of Digital Communications Associates, Inc.
                     from 1990 to 1993 and was President and Chief Executive Officer of
                     Digital Communications from 1981 to 1990.  Prior to 1981, Mr.
                     Nordin held executive positions with a small business computer company and a recording company and was a manager specializing in mergers and acquisitions with a Big Five accounting firm.  Mr.
                     Nordin is also a director of Centennial Healthcare Corp.

Gareth Owen          Mr. Owen has been Managing Director of Ingenico International               47           1998
                     (Pacific) Pty Limited since 1986. Ingenico International is the largest electronic funds transfer/point of sale supplier in
                     Australia

                                      Principal Occupation or Employment                                   Director
                                                                                                           --------
    Name                               and Other Business Affiliations                          Age          Since
    ----                               -------------------------------                          ---          -----
                     and New Zealand and the third largest supplier in the
                     Asia Pacific region. Prior to Ingenico, Mr. Owen held various marketing positions with companies involved in the development of payment terminal products. Mr. Owen joined IVI's board in 1997.

Peter E. Roode       Mr. Roode has been President of Triarch Corporation since 1987 and          62           1998
                     was a Vice President of Triarch from 1976 until 1987. Triarch is an investment company investing in small to medium sized businesses.
                     Mr. Roode is also a Chartered Accountant.  Mr. Roode has been a director of IVI since 1992.

J. Stanford Spence   Mr. Spence has been our Chairman of the Board since June 1998. Mr.          69           1998
                     Spence was the founder of Checkmate, was the Chief Executive
                     Officer of Checkmate from July 1997 until June 1998 and, except for two brief periods, has been Chairman of the Board of Checkmate and its predecessors since its founding in 1973. He also served as interim Chief Executive Officer of Checkmate from May 1994 until
                     August 1994.  Mr. Spence conceived of and managed the development of the patented technology which led to the point-of-sale check readers sold by Checkmate.  Mr. Spence has been Chairman of the
                     Board of Directors, Chief Executive Officer and owner of Stanford
                     Technologies, Inc., a financial software development company since
                     1985, and since the beginning of this year, is also working with
                     PayMate.net Corporation, a computer hardware and software company, both of which are located in Austin, Texas. Mr. Spence previously owned companies in the mortgage banking, real estate, insurance and software industries.

L. Barry Thomson     Mr. Thomson has been our President, Chief Executive Officer and a           58           1998
                     director since June 1998.  Mr. Thomson joined IVI in April 1994 as
                     President and Chief Operating Officer.  He was named a director of
                     IVI in May 1995 and was promoted to Chief Executive Officer in May
                     1996.  Mr. Thomson also is President, Chief Executive Officer and a director Checkmate and Chief Executive Officer and a director of our majority owned subsidiary National Transaction Network.
                     Formerly President and CEO of Aluma Systems Corporation, a
                     construction technology company in Toronto, Mr. Thomson brought to
                     IVI extensive Canadian, U.S. and international experience in managing the growth of a technological and market driven
                     organization.  Mr. Thomson built Aluma over 21 years from start up to the largest company in its industry in North America and one of the four largest in the world.  He also served as Executive Vice
                     President, director and member of the Executive Committee of
                     Aluma's parent company, Tridel Enterprises, Inc., Canada's largest builder of condominium dwellings.  He graduated with a degree in mechanical engineering from the  University of Toronto in 1967 and became a member of the Ontario  Association of Professional
                     Engineers in 1968.  In 1970, Mr.  Thomson received his Chartered
                     Accountant designation from Clarkson  Gordon (now Ernst & Young
                     LLP).

                                      Principal Occupation or Employment                                   Director
                                                                                                           --------
    Name                               and Other Business Affiliations                          Age          Since
    ----                               -------------------------------                          ---          -----
George Whitton       Mr. Whitton has been our Vice Chairman of the Board since June              64           1998
                     1998. Mr. Whitton has been Chairman of the Board of IVI since 1986 and was the Chief Executive Officer of IVI from 1986 to 1996.  Mr.
                     Whitton also is a director of our majority owned subsidiary
                     National Transaction Network. After serving in various senior operations and sales management positions with IBM Canada, Mr.
                     Whitton joined Canada Permanent Trust, a trust and banking institution, where he served as Vice President of Information
                     Services from 1973 to 1976. From 1976 to 1979, Mr. Whitton was Vice
                     President - Systems for the Canadian Imperial Bank of Commerce,
                     Canada's second largest bank. From 1979 to 1987, Mr. Whitton was
                     President and Owner of Howarth & Smith, a typography, printing and data management company.


Board Committees

          The board of directors conducts its business through meetings of the full board and through its four standing committees of the board. These committees are the Audit Committee, Compensation Committee, Executive Committee and Nomination and Governance Committee.

          During 1999, the board of directors met five times and acted by unanimous consent without a meeting on six other occasions. Each director attended at least 75% of the aggregate of all meetings of the board and any committee on which he served during 1999.

          The Audit Committee oversees our budget and all of our financial operations; oversees management's performance with regard to its financial responsibilities and disclosure obligations; makes recommendations as to the engagement or termination of our outside auditors; reviews the overall audit plan to determine whether the plan is appropriate and recommends improvements; reviews the internal and external audits; and reviews internal accounting controls. The Audit Committee consists of Messrs. Roode (Chairman), Noblett, Nordin, Spence and Whitton. The Audit Committee met five times in 1999.

          The Compensation Committee reviews, evaluates and approves the compensation arrangements of senior management; administers our compensation programs, including the design of, the establishment of performance targets under, and grants and awards under compensation plans in which officers are eligible to participate; and determines other forms of compensation for our officers and employees. The Compensation Committee consists of Messrs. Nordin (Chairman) and Roode. This committee met five times in 1999.

          The Executive Committee acts on behalf of the full board, to the extent permitted by law, between meetings of the full board. This committee consists of Messrs. Spence (Chairman), Compain and Whitton. The Executive Committee met once in 1999.

          The Nomination and Governance Committee evaluates the board's performance; recommends nominees for election to the board; recommends candidates for membership on the committees of the board; recommends a successor Chief Executive Officer should there be a vacancy; establishes and monitors a corporate code of conduct; and reviews director conflicts of interest. The Nomination and Governance Committee consists of Messrs. Spence (Chairman), Compain and Whitton. This committee did not meet in 1999. The Nomination and Governance Committee seeks potential nominees for board membership in various ways and will consider suggestions submitted by stockholders. Such suggestions should be submitted to our Corporate Secretary. For a description of requirements regarding stockholder nominations for director and other stockholder proposals, see "Stockholders' Proposals for 2001 Annual Meeting."

Director Compensation

          We pay each of our non-employee directors an annual retainer of $6,000, a fee of $1,250 for each board meeting attended in person, and a fee of $250 for each board meeting in which the director participates by telephone. We also pay each non-employee member of a board committee an annual retainer of $2,000.

          We also grant each non-employee director options each year for the purchase of 10,000 shares of our common stock. These options vest on the first anniversary of the grant date. Options granted for service in 1999 have an exercise price of $3.19 per share, which was the market price of our common stock on the grant date.

          We do not provide retirement benefits, medical benefits or other benefit programs to our non-employee directors.

          We do not compensate directors who are employees of IVI Checkmate or its subsidiaries for their services as directors.


                             EXECUTIVE COMPENSATION

Summary Compensation

          The following table summarizes the compensation paid or accrued by us in each of the fiscal years ended December 31, 1997, 1998 and 1999 with regard to L. Barry Thomson, our Chief Executive Officer, and all other executive officers whose annual compensation and bonus was $100,000 or more for 1999. We refer to these executives as the Named Executive Officers. The compensation shown in the table includes amounts paid not only by IVI Checkmate but also by IVI, Checkmate and their subsidiaries during each of the three years, including for the periods before the combination of IVI and Checkmate.

                           Summary Compensation Table

                                                                           Long-Term
                                                                         Compensation
                                             Annual Compensation            Awards
                                             -------------------         ------------
                                                                          Securities
    Name and Principal         Fiscal                                      Underlying               All Other
       Position (1)             Year       Salary($)      Bonus ($)      Options (#) (2)      Compensation ($) (3)
---------------------------  ----------  -------------  -------------   -----------------   ------------------------
L. Barry Thomson                1999       $350,000             --            150,000                    --
  President and                 1998       $280,000             --            233,250                    --
  Chief Executive Officer       1997       $180,530        $36,100            150,000                    --

Gregory A. Lewis (4)            1999       $345,000             --                 --               $11,000
  President and Chief           1998       $321,000             --                 --               $10,421
  Executive Officer             1997       $ 70,432        $15,000            383,250               $ 8,870
  of U.S. Operations

John J. Neubert                 1999       $235,000             --             15,000               $12,000
  Executive Vice                1998       $220,000             --                 --               $11,834
  President Finance             1997       $129,600             --                 --               $11,525
  and Administration
  Chief Financial
  Officer, Secretary
  and Treasurer

---------------------

(1)  See "Election of Directors - Information Regarding Nominees."
(2) Represents shares underlying options to purchase common stock. We have not granted any stock appreciation rights.
(3) Consists of (a) matching contributions that we made to our 401(k) plan based on a percentage of the Named Executive Officer's contribution to the 401(k) plan and (b) amounts that we paid on behalf of the Named Executive Officers for term life insurance for the benefit of the Named Executive Officers.
(4) Mr. Lewis was not employed by us or any of our subsidiaries until he joined Checkmate in August 1997.

Option Grants

     The following table provides information regarding stock options granted to the Named Executive Officers during 1999. We have not granted any stock appreciation rights.

                       Option Grants in Last Fiscal Year

                                                  Individual Grants
                                --------------------------------------------------
                                                                                                 Potential Realizable Value at
                                                                                                 Assumed Annual Rates of Stock
                            Number of            Percent of                                          Price Appreciation for
                            Securities         Total Options                                            Option Term (1)
                                                                                                 -----------------------------
                            Underlying           Granted to      Exercise or
                         Options Granted        Employees in     Base Price      Expiration          5% ($)         10% ($)
                                                                                                 --------------  -------------
         Name                  (#)              Fiscal Year        ($/sh)           Date
---------------------    ---------------      ----------------   -----------   --------------
L. Barry Thomson.....            150,000(2)         13%             $5.50          1/14/07          $394,000        $943,000
Gregory A. Lewis.....                 --            --                 --               --                --              --
John J. Neubert......             15,000             1%             $6.81          1/14/07          $ 28,000        $ 62,000

______________

(1) Amounts reported in these two columns represent hypothetical amounts that may be realized upon exercise of options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the common stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings depend on the timing of the exercises and the future performance of the common stock. We provide no guarantee that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation of the price of the common stock from the date of grant to the current date.
(2) The indicated options were fully vested on the date of grant and represent options, which we agreed to issue to Mr. Thomson in his original employment contract with us to replace options for shares of IVI stock that were to expire in January 1999.

Option Exercises and Fiscal Year-End Option Values

     The following table sets forth information regarding (1) the number of shares of common stock received upon exercise of options by the Named Executive Officers during 1999, (2) the net value realized upon exercise, (3) the number of unexercised options held by the Named Executive Officers at December 31, 1999 and (4) the aggregate dollar value of those unexercised options as of December 31, 1999. Mr. Thomson was the only Named Executive Officer who exercised stock options during 1999. Mr. Thomson exercised options for 99,900 shares of common stock in January 1999 as these options were expiring in that month.

                Aggregated Option Exercises in Last Fiscal Year
                      And Fiscal Year - End Option Values

                                                                       Number of Securities             Value of Unexercised
                                Shares                           Underlying Unexercised Options            In-The-Money
                               Acquired             Value                      at                           Options at
                            On Exercise (#)      Realized ($)          December 31, 1999              December 31, 1999 ($) (1)
                                                                    -----------------------           -------------------------
         Name                                                      Exercisable/Unexercisable          Exercisable/Unexercisable
------------------------                                           -------------------------          -------------------------
L. Barry Thomson........        99,900            $104,895                   383,250/0                          $0/0
Gregory A. Lewis........            --                  --                   383,250/0                           0/0
John J. Neubert.........            --                  --              319,373/15,000                           0/0

______________

(1) The value is equal to the difference between the option exercise price and the closing sale price of our common stock on the Nasdaq National Market on December 31, 1999, multiplied by the number of shares underlying the option.

Employment Agreements

     On June 25, 1998, we entered into an employment agreement with L. Barry Thomson with regard to Mr. Thomson's services as our President and Chief Executive Officer and as President and Chief Executive Officer of IVI. Mr. Thomson is entitled to an annual salary of at least $325,000 for 1998, $350,000 for 1999 and $385,000 for 2000, as well as the possibility of annual bonuses if certain performance goals are satisfied. The agreement also provided for the grant to Mr. Thomson of options under our 1998 Long-Term Incentive Plan for the purchase of 233,250 shares of our common stock at a price of $6.81 per share and, on January 14, 1999, options for the purchase of 150,000 additional shares of our common stock, which were granted to replace options to purchase 150,000 shares of IVI common stock that expired in January 1999. The exercise price of the options for 150,000 shares is $5.50 per share. All of the options vest upon grant and expire nine years from the date of grant.

     The agreement provides that if Mr. Thomson's employment is terminated by us for cause or as a result of Mr. Thomson's disability or death or if terminated by Mr. Thomson, he will be entitled to his salary earned up to the date of termination and, other than in the case of termination for cause, pro rata entitlement under the then current bonus program. If Mr. Thomson's employment is terminated by us for any other reason, he will be entitled to a lump sum payment equal to three times the aggregate of his annual salary and bonus paid and/or earned in the immediately preceding year.

     On January 1, 1998, Checkmate and Gregory A. Lewis entered into a three year employment agreement providing for his employment as President and Chief Operating Officer of Checkmate at a salary of $321,000 in 1998, $345,000 in 1999 and $371,000 in 2000. The employment agreement provides that after the end of the second year of the employment term and at the end of each subsequent year, the employment period will automatically be extended so as to terminate two years from such renewal date. Effective February 24, 2000, Mr. Lewis resigned from his position as

President and Chief Executive Officer of our U.S. operations without "good reason" (as this term is defined in his employment agreement). Consequently, he is entitled to receive his earned but unpaid base salary up to the date of his resignation and a pro rata portion of his target annual bonus for the year. Mr. Lewis disputes the circumstances that led to his resignation.

     In September 1999, we and John J. Neubert entered into an amended and restated three-year employment agreement, which provides for his employment as our Executive Vice President and Chief Financial Officer at a salary of $220,000 in 1998, $235,000 in 1999 and $255,000 in 2000. Mr. Neubert's employment agreement provides that commencing on January 1, 1999, and at the end of each subsequent year, the employment period will automatically be extended so as to terminate three years from such renewal date, unless previously terminated.
Both Mr. Lewis' and Mr. Neubert's employment agreements provide the opportunity for annual bonuses if certain performance goals are satisfied.

     Mr. Neubert's employment agreement also provides that if his employment is terminated by him for "good reason", by us other than for cause, death or disability or because the term expires, Mr. Neubert will receive a lump sum payment equal to (1) his unpaid base salary up to the date of termination, (2) the product of his target annual bonus for the year in which his employment is terminated and a fraction, the numerator of which is the number of days in the year up to the date of termination and the denominator of which is 365, and (3) a severance payment equal to the present value of the income stream represented by a continuation of his base salary and target annual bonus for three years. Additionally, for three years after Mr. Neubert's employment is terminated (or longer if required by the appropriate welfare plan), we will provide benefits to Mr. Neubert and his family at least equal to the benefits he received prior to his departure, and if Mr. Neubert's employment is terminated within two years after a change in control of IVI Checkmate Corp., all of his unvested stock options held on the date of termination will immediately vest as of the date of termination. If employment is terminated due to Mr. Neubert's death, Mr. Neubert's estate or beneficiary will be entitled to receive his unpaid base salary up to the date of his death and a pro rata portion of his target annual bonus for the year. If employment is terminated as a result of Mr. Neubert's disability, retirement or voluntary termination without "good reason" or by us for cause, Mr. Neubert will be entitled to receive his unpaid base salary up to the date of termination and a pro rata portion of his target annual bonus for the year.


                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

Introduction

     The Compensation Committee is responsible for developing the company's executive compensation policies and advising the board of directors with respect to these policies. This report by the Compensation Committee reviews our policies generally with respect to the compensation of all executive officers as a group for 1999 and specifically reviews the compensation established for the Chief Executive Officer for 1999.

     The members of the committee are Bertil D. Nordin (Chairman) and Peter E. Roode. None of the committee members is or has been an officer or employee of the company or any of its subsidiaries or has engaged in any business transaction or has any business relationship that are required to be disclosed in this proxy statement.

Compensation Policy for Executive Officers

     The executive compensation program for 1999 was designed to attract and retain a highly qualified and motivated management team, reward individual performance and link the interests of the senior executives directly with those of the stockholder. The 1999 compensation program is comprised of base salary, annual bonuses and long-term incentive pay in the form of stock options. This program applies to all key management personnel, including the Chief Executive Officer. All of the executives also are eligible for other employee benefits, including life, health, disability and dental insurance and the company's savings plan and employee stock purchase plan.

     Base Salary. The Compensation Committee set the base salaries of senior management for 1999 after reviewing salary levels for comparable executive positions in the industry. The Compensation Committee set salaries at levels competitive with the base salaries of similarly situated executives at companies of similar size and revenue levels in the industry.

     Annual Bonuses. The Compensation Committee based annual cash bonuses for executive officers in 1999 on the company's financial performance. During 1999, incentive awards were payable only if earnings before tax achieved budgeted targets. No incentive awards were paid to any executive officer in 1999 as these performance targets were not achieved.

     Long-Term Incentive Pay. The long-term incentive compensation plan for the executive officers is based on the 1998 Long-Term Incentive Plan. This plan promotes ownership of the company's common stock, which in turn provides a common interest between the stockholders and the executive officers. In establishing the 1998 Long-Term Incentive Plan, the board concluded that incentive compensation opportunities in the form of stock option grants should be set and that any compensation received under the plan should be directly linked to the company's performance, as reflected by increases in the price of the common stock and the contribution of the executive officer to the increase in value. Under the plan, options have an exercise price equal to or greater than the fair market value of the shares on the date of grant and, to encourage a long-term perspective, may have an exercise period of up to ten years. Unexercised options are forfeited if the officer leaves the company before the options vest or, if already vested, if the officer fails to exercise them before the end of a stated period following termination of employment.

     In granting options, the board reviews the amount of options granted to executives at other comparable companies in the industry, the awards granted to other employees within the company, the individual's position at the company and his role in helping the company achieve its goals. During 1999, options for the purchase of a total of 165,000 shares of common stock, equal to 14% of all options granted to employees during 1999, were granted to the Named Executive Officers. Mr. Thomson received options for 150,000 shares, which were granted to replace options to purchase 150,000 shares of IVI common stock that expired in January 1999, and Mr. Neubert received options for 15,000 shares. Mr. Lewis was not granted any options in 1999. See

"Executive Compensation -Option Grants." Year-end stock option values are reflected in "Executive Compensation -Option Exercises and Fiscal Year-End Option Values."

Chief Executive Officer's Compensation

     Mr. Thomson served as the company's President and Chief Executive Officer during 1999. Mr. Thomson's 1999 base salary was $350,000, as specified in his employment agreement. Based on the company's financial performance in 1999, Mr. Thomson did not receive an annual incentive bonus. The Compensation Committee did grant Mr. Thomson options for the purchase of 150,000 shares of common stock under the 1998 Long-Term Incentive Plan, which were granted to replace options to purchase 150,000 shares of IVI common stock that expired in January 1999. The Compensation Committee set the number of options granted to Mr. Thomson based upon comparative information regarding stock options granted to chief executive officers at companies of similar size and revenue levels in the industry. Mr. Thomson's total compensation for 1999 is provided in detail in the Summary Compensation Table set forth above.

Policy With Respect to Deductibility of Compensation Expense

     Section 162(m) of the Internal Revenue Code limits the tax deduction that the company may take with respect to the compensation of certain executive officers, unless the compensation is "performance based" as defined in the Code. The 1998 Long-Term Incentive Plan is designed to comply with Internal Revenue Service requirements for deductibility of performance-based compensation.

Conclusion

     The executive compensation program is designed to closely link pay with performance and the creation of stockholder value. If the company achieves average financial performance levels, its executives will be compensated at "median levels" for comparable companies. If the company's performance is exceptionally higher at the targeted levels, executive compensation will exceed such "median levels." The Compensation Committee believes that the program has been and will continue to be successful in supporting the company's financial growth and other business objectives.


COMMITTEE MEMBERS:

     Bertil D. Nordin
     Peter E. Roode


            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee oversees the company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the company's 1999 Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The committee reviewed with the company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee discussed with the independent auditors the auditors' independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board.

     The committee discussed with the company's internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company's internal controls, and the overall quality of the company's financial reporting. The committee held five meetings during 1999.

     In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the company's 1999 Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The committee also recommended the re-appointment of Ernst & Young LLP to serve as the company's independent auditors for 2000. The board has approved the company's 1999 Annual Report on Form 10-K, into which the audited financial statements are incorporated by reference. The board also has appointed Ernst & Young LLP to serve as the company's independent auditors for 2000.

COMMITTEE MEMBERS:

     Peter E. Roode
     Paul W. Noblett
     Bertil D. Nordin
     J. Stanford Spence
     George Whitton


                             CERTAIN TRANSACTIONS

Ingenico Alliance

     On December 17, 1996, IVI entered into a strategic alliance with Ingenico. Ingenico owned approximately 7.8% of our outstanding common stock and exchangeable shares of IVI as of December 31, 1999. Ingenico develops, distributes, markets and manufactures transaction terminals with application to payment systems, loyalty programs, electronic benefits transfer systems and terminal systems for smart card technology, principally in Europe, Australia and the Asia Pacific region. Gerard Compain, who is a member of our board of directors, is the Managing Director of Ingenico, and Gareth Owen, also a member of our board, is an officer of a subsidiary of Ingenico.

     The alliance enabled IVI to gain exclusive rights to market Ingenico products and technology in the Americas, to gain access to Ingenico's smart card technology, to raise capital and to benefit from joint product development, purchasing and manufacturing. The strategic alliance provides Ingenico with access to the North American market for its products. In furtherance of their alliance, IVI and Ingenico entered into a master alliance agreement dated December 5, 1996, as amended on December 17, 1996, and five separate agreements, each dealing with a separate aspect of the alliance.

     The master alliance agreement established the general framework of the alliance and set out certain provisions which govern all aspects of the alliance. Specifically, the master alliance agreement provided that Ingenico and IVI would enter into a marketing and distribution agreement, a Latin America joint venture stockholders' agreement, a joint development and procurement agreement, a technology license agreement and an investment agreement.

     Pursuant to the investment agreement, Ingenico and its Chairman, Jean-Jacques Poutrel, purchased 1,439,000 shares of IVI's common stock in December 1996, equal at the time to approximately 16.7% of IVI's outstanding common stock, for approximately $7,240,000. Additionally, IVI granted to Ingenico a future participation right, enabling Ingenico to preserve its percentage ownership of IVI's common stock on a non-diluted basis by subscribing to purchase additional shares of IVI's common stock if IVI issues additional shares of IVI's common stock. The price payable by Ingenico for additional IVI common shares would be that offered to other purchasers in the event of a private placement or public offering, or, in certain cases, a price equal to the weighted average trading price of the common shares during the 30 trading days preceding notice to Ingenico of the issuance by IVI of additional shares of IVI's common stock.

     Under the investment agreement, IVI also agreed to take the steps necessary to reconstitute the board of directors of IVI so that it would be comprised of eight members, two of whom initially would be nominees of Ingenico. The board of directors of IVI has since been expanded to nine members, although it will be reduced to eight members effective as of the election of directors at the annual meeting. One nominee of Ingenico is to be a member of the Nomination and Governance Committee of the board. If Ingenico's ownership position in IVI decreased to a percentage of less than 15% but more than 5% on a non-diluted basis, then Ingenico would be permitted only one nominee on the board of directors. If Ingenico's ownership position in IVI decreased below 5%, it would no longer have the right to nominate a director of IVI. Ingenico's current ownership of our stock has decreased to approximately 7.8%. As a result, Ingenico is contractually permitted only one representative on our board, who is Mr. Compain. Mr. Owen, an employee of one of Ingenico's subsidiaries, also serves on our board.

     Pursuant to the marketing and distribution agreement, we purchased products from Ingenico in 1999 for a total of $11.4 million.

Noblett Transactions

     Paul W. Noblett, who is one of our directors, is President and a director of DMRI. In exchange for consulting services provided to us or our subsidiaries by DMRI in 1999, we paid $34,925 to DMRI. We do not expect to do any significant amount of business with DMRI in 2000.

Spence Transactions

     J. Stanford Spence, our Chairman of the Board, is a director and significant stockholder of PayMate.net Corporation. As contemplated by our agreement with PayMate, we expect to receive payments of approximately $140,000 in 2000 for products and services we sell to PayMate, and depending on the timing of PayMate's ordering of our services and the amount of product that they purchase, the payments could exceed $500,000. We received no payments from Paymate in 1999.

                            STOCK PERFORMANCE GRAPH

     Prior to the combination of IVI and Checkmate on June 25, 1998, the common stocks of IVI and Checkmate were traded on the Nasdaq National Market under the symbols "IVIAF" and "CMEL," respectively, and IVI's common stock was also traded on The Toronto Stock Exchange under the symbol "IVI." Following the combination, the IVI Checkmate common stock began trading on the Nasdaq National Market and The Toronto Stock Exchange under the symbols "CMIV" and "IVC," respectively, and IVI's exchangeable shares began trading on The Toronto Stock Exchange under the symbol "IVI." The IVI exchangeable shares, which are Canadian property for Canadian deferred benefit plans, are convertible at any time, on a one-for-one basis, into common stock of IVI Checkmate.

     The following stock performance graph and accompanying table compare the cumulative return on each of the IVI common stock and the Checkmate common stock from December 31, 1994 to June 25, 1998 and on the IVI Checkmate common stock from June 26, 1998 to December 31, 1999 with the cumulative total return of the Nasdaq Stock Market U.S. Index, the Nasdaq Computer Manufacturing Companies Index and The Toronto Stock Exchange Index over the same period. The comparative data assumes that:

  . $100.00 was invested on December 31, 1994 proportionally by market capitalizations in the common stock of IVI and the common stock of Checkmate and in each of the indices referred to above,
  . $100.00 was invested on June 26, 1998 in the common stock of IVI Checkmate, and
  .  dividends, if any, were reinvested.

                                 IVI Checkmate
                            Stock Performance Graph
                               December 31, 1999

                                   12/31    12/31    12/31    12/31    06/25    12/31      12/31
                                    1994     1995     1996     1997     1998     1998       1999
                                 -------  -------  -------  -------  -------  -------  ---------
Nasdaq US Index                  $100.00  $141.41  $173.95  $213.55  $256.66  $299.68  $  556.16
Nasdaq Computer Manufacturing
   Companies Index                100.00   157.52   211.52   255.87   372.79   555.66   1,139.25
Toronto Stock Exchange Index      100.00   111.86   140.65   158.98   174.82   153.91     199.66
IVI Checkmate Corp.                 0.00     0.00     0.00     0.00   100.00    67.74      39.52
Checkmate Electronics, Inc.       100.00   203.43   179.30    94.82   106.89     0.00       0.00
International Verifact Inc.       100.00   133.86    88.39   130.97   118.07     0.00       0.00

                             [GRAPH APPEARS HERE]

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The United States securities laws require our directors and executive officers and any persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of our securities. To our knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, during 1999 all executive officers, directors and any beneficial owners of more than ten percent of our stock made all required filings.


                STOCKHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING

     To be considered for inclusion in our proxy statement for the 2001 annual meeting, director nominations and other proposals of stockholders must be submitted in writing to our Corporate

Secretary on or before December 14, 2000. For any director nomination or other proposal that is not submitted for inclusion in next year's proxy statement but is instead sought to be presented directly to the stockholders at the 2001 annual meeting, management will be able to vote proxies in its discretion if we:

     . receive notice of the proposal between the opening of business on February 20, 2001 and the close of business on March 21, 2001, as provided in Section 2.7(A)(2) of our bylaws, and advise stockholders in the proxy statement for the 2001 annual meeting about the nature of the proposal and how management intends to vote on the proposal, or

     . do not receive notice of the proposal between the opening of business on February 20, 2001 and the close of business on March 21, 2001.

     All director nominations and other proposals of stockholders with regard to the 2001 annual meeting should be submitted within the specified time period by certified mail, return receipt requested, to our Corporate Secretary at 1003 Mansell Road, Roswell, Georgia, 30076. We will provide a copy of Section 2.7
(A)(2) of our bylaws upon request in writing to our Corporate Secretary at this address.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP has audited the financial statements of Checkmate since 1993 and of IVI Checkmate since 1998 and will continue in that capacity during 2000. Representatives of Ernst & Young LLP will be present at the annual meeting and will be available to respond to appropriate questions.

                INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

     The annual meeting will be held in the Great Oak Ballroom at the Holiday Inn located at 1075 Holcomb Bridge Road in Roswell, Georgia. If you plan to attend the annual meeting, please so indicate by checking the box on your proxy card and returning the proxy card to us. This will help us in planning for the annual meeting. A map showing the meeting location appears on the following page.

     If you wish to attend the annual meeting but your shares are held in the name of a broker, trust, bank or other nominee, please bring a proxy from the broker, trustee, bank or other nominee with you to confirm your beneficial ownership of those shares.

Roswell, Georgia
April 12, 2000
                                   By order of the Board of Directors,

                                   /s/ John J. Neubert
                                   John J. Neubert
                                   Corporate Secretary

                             FOLD AND DETACH HERE

                              IVI Checkmate Corp.

 This Proxy is Solicited by the Board of Directors for the 2000 Annual Meeting
                               of Stockholders.

If I am a holder of shares of common stock of IVI Checkmate Corp., I hereby appoint Victor Young and John J. Neubert, and each of them, proxies, with full power of substitution, to vote all shares of common stock of IVI Checkmate Corp. that I am entitled to vote at the 2000 Annual Meeting of Stockholders of IVI Checkmate Corp. and at any adjournments thereof as indicated below. If I am a holder of exchangeable shares of IVI Checkmate Ltd., I direct Montreal Trust Company of Canada, as trustee, acting through its authorized representatives, to vote all exchangeable shares that I am entitled to vote at the annual meeting and at any adjournments thereof as indicated below. In either case, such persons are further authorized to vote in their discretion on (1) the election of any person as a director if a director nominee named below is unable to serve or for good cause will not serve, (2) matters which were not timely submitted to the company pursuant to Section 2.7(A)(2) of the bylaws of the company, and (3) matters incident to the conduct of the meeting.

 This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted "FOR" the election of the eight nominees named below.

  The board of directors recommends a vote "FOR" the election as directors of the eight persons named below.

1. Election of directors to serve until the 2001 annual meeting and until their successors are elected and qualified:

 [_] FOR ALL                [_] WITHHOLD ALL

 For, except vote withheld from the following nominee(s): _____________________

 Gerard Compain, Paul W. Noblett, Bertil D. Nordin, Gareth Owen, Peter E. Roode, J. Stanford Spence,
 L. Barry Thomson, George Whitton

 [_] I plan to attend the Annual Meeting   [_] Change of address on reverse
                                          side

SIGNATURE(S): ______________________________         DATE: ______________, 2000

            ________________________________

                             FOLD AND DETACH HERE

                                            Change of Address: ________________

                                                           ____________________

                                                           ____________________
                                            (If you have written in the above
                                            space, please mark the
                                            corresponding box on the reverse
                                            side of this card)